UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2022 (February 9, 2022)

SilverBox Engaged Merger Corp I

(Exact name of registrant as specified in its charter)

Delaware	001-40118	N/A
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1144 S. 500 W

Salt Lake City, UT 84101

(Address of principal executive offices, including Zip Code)

(801) 874-1189

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

As previously disclosed, on November 2, 2021, SilverBox Engaged Merger Corp I, a Delaware corporation (“SilverBox”), BRC Inc., a Delaware public benefit corporation (“PubCo”), SBEA Merger Sub LLC, a Delaware limited liability company and wholly-owned subsidiary of PubCo (“Merger Sub 1”), BRCC Blocker Merger Sub LLC, a Delaware limited liability company and wholly-owned subsidiary of SilverBox (“Merger Sub 2”), Authentic Brands LLC, a Delaware limited liability company (“Authentic Brands”) and the parent company of Black Rifle Coffee Company LLC, a Delaware limited liability company (“BRCC”), and Grand Opal Investment Holdings, Inc., a Delaware corporation and holder of equity interests in Authentic Brands (“Blocker”), entered into a Business Combination Agreement, dated as of November 2, 2021, as amended by the First Amendment to Business Combination Agreement, dated as of January 4, 2022 (as so amended, the “Business Combination Agreement”).

As previously reported on the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on February 3, 2022, SilverBox held a special meeting, at which SilverBox’s shareholders voted to approve the proposals outlined in the proxy statement filed by SilverBox with the SEC on January 13, 2022 (the “Proxy Statement/Prospectus”), including, among other things, the adoption of the Business Combination Agreement and approval of the other transactions contemplated by the Business Combination Agreement.

On February 9, 2022 (the “Closing Date”), as contemplated by the Business Combination Agreement and as described in the section titled “Proposal No. 1—The Business Combination Proposal” beginning on page 128 of the Proxy Statement/Prospectus, (i) SilverBox merged with and into Merger Sub 1 (the “SilverBox Merger”), with Merger Sub 1 surviving the SilverBox Merger as a direct wholly-owned subsidiary of PubCo, and (ii) immediately following the SilverBox Merger, Merger Sub 2 merged with and into Blocker (the “Blocker Merger” and, together with the SilverBox Merger and all other transactions contemplated by the Business Combination Agreement, the “Business Combination”), with Blocker surviving as a wholly-owned subsidiary of Merger Sub 1.

At closing of the Business Combination (the “Closing”), and pursuant to the terms of the Business Combination Agreement, the following occurred:

•	(w) each share of SilverBox’s Class A common stock, par value $0.0001 per share (the “SilverBox Class A Common Stock”), outstanding immediately prior to the effectiveness of the SilverBox Merger has been converted into one share of PubCo’s Class A common stock, par value $0.0001 per share (the “PubCo Class A Common Stock”), or an aggregate of 7,629,317 shares of PubCo Class A Common Stock with an aggregate value of $76,293,170 (at a deemed value of $10.00 per share), (x) each share of SilverBox’s Class C common stock, par value $0.0001 per share (the “SilverBox Class C Common Stock”), outstanding immediately prior to the effectiveness of the SilverBox Merger has been converted into one share of PubCo Class A Common Stock, or an aggregate of 30,000,000 shares of PubCo Class A Common Stock with an aggregate value of $300,000,000 (at a deemed value of $10.00 per share), (y) each share of SilverBox’s Class B common stock, par value $0.0001 per share (the “SilverBox Class B Common Stock”), outstanding immediately prior to the effectiveness of the SilverBox Merger has been converted into the right to receive a combination of shares of PubCo Class A Common Stock, or an aggregate of 5,244,993 shares of PubCo Class A Common Stock with an aggregate value of $52,449,930 (at a deemed value of $10.00 per share), and PubCo’s Class C common stock, par value $0.0001 per share (the “PubCo Class C Common Stock”), or an aggregate of 1,241,250 shares of PubCo Class C Common Stock with an aggregate value of $12,412,500 (at a deemed value of $10.00 per share), which shares of PubCo Class C Common Stock are subject to performance-based vesting conditions equivalent to the Restricted Common Units (as defined below) and restricted from transfer (subject to limited customary exceptions), and (z) each warrant of SilverBox outstanding immediately prior to the effectiveness of the SilverBox Merger has been converted into the right to receive one warrant of PubCo, with PubCo assuming SilverBox’s obligations under the existing warrant agreement;

•	the aggregate shares of common stock of Blocker outstanding immediately prior to the effectiveness of the Blocker Merger have been converted into a combination of (x) shares of PubCo Class A Common Stock, or an aggregate of 1,035,564 shares of PubCo Class A Common stock with an aggregate value of $10,355,640 (at a deemed value of $10.00 per share), (y) shares of PubCo Class C Common Stock, or an aggregate of 146,875 shares of PubCo Class C Common Stock with an aggregate value of $1,468,750 (at a deemed value of $10.00 per share) and (z) cash; and

•	certain existing members of Authentic Brands (collectively, the “Continuing Unitholders”) received a combination of cash consideration and an aggregate of 139,106,323 common units in Authentic Brands (the “Common Units”) and a corresponding number of shares of PubCo’s Class B common stock, par value $0.0001 per share (the “PubCo Class B Common Stock”), representing an aggregate value of $1,391,063,230 (at a deemed value of $10.00 per share), which shares of PubCo Class B Common Stock have no economic rights but entitle the holders thereof to vote on all matters on which stockholders of PubCo are entitled to vote generally, and 21,241,250 restricted common units in Authentic Brands (the “Restricted Common Units”), which are subject to performance-based vesting conditions as described herein and as set forth in the Third Amended and Restated Limited Liability Company Agreement of Authentic Brands (the “A&R LLCA”) entered into upon Closing, and restricted from transfer (subject to limited customary exceptions).

The foregoing description of the Business Combination does not purport to be complete and is qualified in its entirety by the full text of the Business Combination Agreement, which is attached hereto as Exhibits 2.1 and 2.2 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

Item 1.01. Entry into a Material Definitive Agreement.

Waiver under the Business Combination Agreement

On February 9, 2022, SilverBox and Authentic Brands agreed (i) that Authentic Brands shall repay in full outstanding borrowings under its revolving credit facility on the Closing Date; provided, that, such revolving credit facility shall remain in place from and after the Closing Date and (ii) to waive certain indebtedness covenant and indebtedness closing condition under the Business Combination Agreement which required Authentic Brands to terminate its revolving credit facility on the Closing Date after its repayment in full.

The foregoing description of the waiver under the Business Combination Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the waiver, a form of which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the “Introductory Note” above is incorporated into this Section 2.01 by reference. The material provisions of the Business Combination Agreement are described in the Proxy Statement/Prospectus in the section entitled “The Business Combination Proposal” beginning on page 150 thereof, which is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

Reference is made to the disclosure in the Proxy Statement/Prospectus in the section titled “Proposal No. 1 – The Business Combination Proposal” beginning on page 128 thereof, which is incorporated herein by reference. Further reference is made to the information contained in Introductory Note, Item 2.01 and Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

As of February 9, 2022, there were 44,009,874 shares of PubCo Class A Common Stock and 139,106,323 Common Stock of Authentic Brands and a corresponding number of PubCo Class B Common Stock outstanding. Assuming the exchange of all outstanding Common Units of Authentic Brands into shares of PubCo Class A Common Stock, there would have been 183,116,197 shares of PubCo Class A Common Stock outstanding as of February 9, 2022. These numbers exclude (a) 17,766,667 shares of PubCo Class A Common Stock issuable upon the exercise of the warrants that remain outstanding after the completion of the Business Combination, (b) the shares of PubCo Class A Common Stock reserved for future issuance under PubCo’s Omnibus Incentive Plan and Employee Stock Purchase Plan, (c) non-voting shares of PubCo Class C Common Stock issued upon completion of the Business Combination and (d) and unvested restricted units in Authentic Brands. As a result of the Business Combination, based on such assumptions and after giving effect to the terms of such arrangements, the former SilverBox stockholders hold approximately 2.9% of the voting power of PubCo.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective upon the Closing, each of Joseph Reece, Stephen Kadenacy, Daniel Esters, Jin Chun and Duncan Murdoch resigned as executive officers of SilverBox. Effective upon the Closing, each of Joseph Reece, Glenn Welling, Joseph Hurd III, Peter Richards, Natalie Schechtman resigned as directors of SilverBox.

Item 5.06	Change in Shell Company Status.

As a result of the Business Combination, SilverBox ceased being a shell company. Reference is made to the disclosure in the Proxy Statement/Prospectus in the section titled “Proposal No. 1 – The Business Combination Proposal” beginning on page 128 thereof, which is incorporated herein by reference. The information contained in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01	Regulation FD

On February 3, 2022, SilverBox issued a press release announcing the Closing. The press release is furnished as Exhibit 99.1 to this Current Report.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description
2.1 †	Business Combination Agreement, dated as of November 2, 2021, by and among SilverBox, PubCo, Merger Sub 1, Merger Sub 2, Authentic Brands and Blocker (incorporated by reference to Exhibit 2.1 to SilverBox’s Current Report on Form 8-K filed with the SEC on November 2, 2021).

2.2	First Amendment to Business Combination Agreement, dated as of January 4, 2022, by and among SilverBox, PubCo, Merger Sub 1, Merger Sub 2, Authentic Brands and Blocker (incorporated by reference to Exhibit 2.1 to SilverBox’s Current Report on Form 8-K/A filed with the SEC on January 5, 2022).

10.1	Waiver under the Business Combination Agreement, dated as of February 9, 2022, by and among Authentic Brands and SilverBox (incorporated by reference to Exhibit 10.5 to PubCo’s Current Report on Form 8-K filed with the SEC on February 10, 2022).

99.1	Press Release, dated February 9, 2022 (incorporated by reference to Exhibit 99.2 to PubCo’s Current Report on Form 8-K filed with the SEC on February 10, 2022).

104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document)

† Schedules and similar attachments to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. SilverBox agrees to furnish supplementally a copy of such omitted materials to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 11, 2022

SBEA MERGER SUB LLC (F/K/A SILVERBOX MERGER CORP I)

By:	BRC Inc., its Sole Member

By:	/s/ Gregory Iverson
Name:	Gregory Iverson
Title:	Chief Financial Officer